INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-76097 of Compuware Corporation to Form S-1 on Form S-3 of our reports dated April 29, 1999, appearing in the Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Detroit, Michigan
July 15, 1999